SERVICING CERTIFICATE                                                   Page 5
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
"MLCC Mortgage Investors, Inc."                                              Current Collection Period:     17-Dec-96 to 16-Jan-97
"ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1"          P & S Agreement Date:                  01-Apr-96
                                             Current pass-through rates:
"Investor Certificates, Series 1996-1"       LIBOR + 0.23%   5.98000%             Original Closing Date:                 26-Dec-96
                                                                                  Distribution Date:                     27-Jan-97

Note: A Rapid Amortization Event has not occured since the prior Distribution Date.

                       32       less than - Accrual Days                  Investor Floating Allocation Percentage       89.137306%
LIBOR   5.75000%  8.99151%      less than - Net Loan Rate                 Investor Fixed Allocation Percentage          98.000000%
WAC     9.49151%  8.89151%      less than - Alternate Certificate Rate
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

----------------------------------------------------------------------------------------------------------------------------------
1          Beginning Pool Balance                                                 (P&S 4.01xx, 5.03xii)        314,253,073.12
2          Beginning Pool Factor                                                                                   108.168349%
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3          Beginning Invested Amount                                              (P&S 4.01xxi)                280,116,723.81
4          Beginning Seller Interest                                                                            34,136,349.31
5          Beginning Certificate Principal Balance      (INSURED AMOUNT)          (P&S 4.01xxix)               280,116,723.81
6          Beginning Overcollateralization Amount                                                                        0.00
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7          Minimum Seller Interest                                                                               5,811,204.77
8          Required Amount                                                        (P&S  4.01xxii, 5.03x)         5,810,444.10
9          Seller Subordinated Amount                                             (P&S 4.01xxiii, 5.03xi)        5,810,444.10
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           Collection Amounts
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10         Aggregate of all Trust Interest Collections                            (P&S 4.01i )                   2,837,052.91
11         Aggregate of all Trust Principal Collections                           (P&S 4.01ii )                 18,584,524.02
12         Aggregate of any Trust Insurance Proceeds                              (P&S 4.01iii )                         0.00
13         Aggregate of any Net Trust Liquidation Proceeds                        (P&S 4.01iv)                           0.00
14         Aggregate of Transfer Deposits                                         (P&S 4.01v)                            0.00
15         Monthly Advance For Such Distribution Date                             (P&S 4.01vi, 5.03xv)            (437,796.39)
16 i.      Available Distribution Amount (10+11+12+13+14+15)                      (P&S 4.01vii)                 20,983,780.54
   ii.     Distribution to Trustee                                                                               2,399,256.52
17         Monthly Advance Reimbursement Amount                                   (P&S 4.01viii)                         0.00
18         Investor Loss Amount                                                   (P&S 4.01xviii)                        0.00
19         Current Investor Loss Distribution Amount                                                                     0.00
20         Current Month Additional Balances                                      (P&S 4.01xxvii)               19,215,250.29
21         Available Excess Interest (10+15-24i-25ii-26ii)                                                         624,757.36
22         Liquidation Loss Amounts                                                                                      0.00
23         Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)          (P&S 4.01xviii)                        0.00
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           Distribution Amounts
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24 i.      Total Amount to Certificate Insurer                                                                      24,899.26
   ii.     Monthly Insurance Premium                                                                                24,899.26
   iii.    Reimbursement Amount                                                   (P&S 4.01xxx)                          0.00

25 i.      Investor Certificate Distribution Amount (25v+25x)                     (P&S 5.03i)                    1,488,976.01
   ii.     Certificate Formula Interest                                           (P&S 4.01xi)                   1,488,976.01
   iii.    Certificate Interest Collections                                       (P&S 4.01x)                    2,138,632.63
   iv.     Unpaid Certificate Interest Shortfall Included in 25i                  (P&S 4.01xiii)                         0.00
   v.      Total Certificate Distribution Allocable to Interest (25ii+25iv)                                      1,488,976.01
   vi.     Maximum Principal Payment                                              (P&S 4.01xvii)                18,212,833.54
   vii.    Alternative Principal Payment                                          (P&S 4.01xvii)                         0.00
   viii.   Scheduled Principal Collections Payment                                (P&S 4.01xvii)                         0.00
   ix.     Accelerated Principal Distribution Amount                              (P&S 4.01xvi)                          0.00
   x.      Total Certificate Distribution Allocable to Principal
            (19+25viii+25ix)                                                                                             0.00

26 i.      Seller Distribution Amount                                                                               885,381.25
   ii.     Seller Interest Collections (10+15-19-25iii)                           (P&S 4.01xv)                      260,623.89
   iii.    Residual Amount included in 26i                                        (P&S 4.01xxxi)                    624,757.36
   iv.     Seller Principal Collections (11-25viii)                               (P&S 4.01xv)                            0.00
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27         Unpaid Certificate Interest Shortfall Due (From Previous
              Distributions)                                                      (P&S 4.01xii)                           0.00
28         Investor Loss Reduction Amount (From Previous Distributions)           (P&S 4.01xix)                           0.00
29         Liquidation Loss Amounts (From Previous Distributions)                 (P&S 4.01 xxxvi)                           0
30         Cumulative Number of all Retransferred Mortgage Loans
             (From Previous Distributions)                                        (P&S 4.01xxxvii, 5.03xx)                   0
31         Cumulative Retransferred Mortgage Loan Trust Balances
             (From Previous Distributions)                                        (P&S 4.01xxxvii, 5.03xx)                0.00
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32         Unpaid Certificate Interest Shortfall (Carryover)                      (P&S 4.01xiv)                           0.00
33         Number of all Retransferred Mortgage Loans (Current Retransfer Date)   (P&S 4.01xxxvii, 5.03xx)                   0
34         Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)   (P&S 4.01xxxvii, 5.03xx)                0.00
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35         Ending Pool Balance                                                    (P&S 5.03xii)                  314,883,799.39
36         Ending Pool Factor                                                     (P&S 4.01xxv, 5.03ix)              108.385450%
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37         Ending Invested Amount                                                                                280,116,723.81
38         Ending Seller Interest                                                 (P&S 4.01xxvi)                  34,767,075.58
39         Ending Certificate Principal Balance (INSURED AMOUNT)                  (P&S 4.01xxv, 4.01xxix)        280,116,723.81
40         Ending Overcollateralization Amount                                    (P&S 4.01xxiv, 5.03xiii)                 0.00
----------------------------------------------------------------------------------------------------------------------------------

STATEMENT TO CERTIFICATEHOLDERS                                         Page 6
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
 MLCC Mortgage Investors, Inc.                                                  Current Collection Period:  17-Dec-96 to 16-Jan-97
 ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1         P & S Agreement Date:                   01-Apr-96
                                            Current pass-through rates:
 Investor Certificates, Series 1996-1       LIBOR + 0.23%   5.98000%            Original Closing Date:                  26-Dec-96
                                                                                Distribution Date:                      27-Jan-97

Note: A Rapid Amortization Event has not occured since the prior Distribution Date.

                       32      less than - Accrual Days                  Investor Floating Allocation Percentage         89.137306%
LIBOR  5.75000%   8.99151%     less than - Net Loan Rate                 Investor Fixed Allocation Percentage            98.000000%
WAC    9.49151%   8.89151%     less than - Alternate Certificate Rate

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Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

41  i.      Total Certificate Distribution Amount Allocable to Interest                (P&S 5.03ii)                      5.229780
    ii.     Unpaid Certificate Interest Shortfall Included in Current
              Distribution                                                             (P&S 5.03iii)                     0.000000
    iii.    Unpaid Certificate Interest Shortfall Remaining after Current
              Distribution (Carryover)                                                 (P&S 5.03iv)                      0.000000

42  i       Total Certificate Distribution Allocable to Principal                      (P&S 5.03v)                       0.000000
    ii.     Scheduled Principal Collections Payment                                    (P&S 5.03v)                       0.000000
    iii.    Accelerated Principal Distribution Amount                                  (P&S 5.03v)                       0.000000

43  i       Reimbursed Investor Loss Reduction Amounts Included in Current
              Distribution                                                             (P&S 5.03vi)                      0.000000
    ii      Investor Loss Reduction Amounts after Current Distribution (Carryover)     (P&S 5.03vii)                     0.000000

44          Servicing Fee                                                              (P&S 5.03xiv)                   133,449.94
45          Cumulative Monthly Advance by Servicer                                                                   1,237,360.22
46          Amount of Insured Payments by the Certificate Insurer                      (P&S 5.03xix)                         0.00

47  i.      Number of Mortgage Loans 31 to 60 days delinquent                          (P&S 4.01xxxii, 5.03xvi)                55
    ii.     Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent    (P&S 4.01xxxii, 5.03xvi)      5,098,072.28
48  i.      Number of Mortgage Loans 61 to 90 days delinquent                          (P&S 4.01xxxii, 5.03xvi)                14
    ii.     Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent    (P&S 4.01xxxii, 5.03xvi)      1,262,696.30
49  i.      Number of Mortgage Loans 91 or more days delinquent                        (P&S 4.01xxxii, 5.03xvi)                16
    ii.     Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent  (P&S 4.01xxxii, 5.03xvi)        636,120.37
50  i.      Number of Mortgage Loans in Foreclosure                                    (P&S 4.01xxxiii, 5.03xvii)               0
    ii.     Aggregate Principal Balances of Mortgage Loans in Foreclosure              (P&S 4.01xxxiii, 5.03xvii)            0.00

51          Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed  (P&S 4.01xxxiv, 5.03xviii)            0.00
52          The Aggregate Trust Balances of any Liquidated Loans in the Current Month  (P&S 4.01xxxv)                        0.00

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